                                                                  EXHIBIT 4.22.1

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Brobeck, Phleger & Harrison LLP
550 South Hope Street
Suite 2100
Los Angeles, California  90071-2604
Attention:  John Francis Hilson, Esq.

--------------------------------------------------------------------------------

                             SUBORDINATION AGREEMENT


NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                  This Subordination Agreement ("Agreement"), dated as of December 6, 2001, is executed by Barden Mississippi Gaming, LLC, a Mississippi limited liability company ("Obligor"), and The Bank of New York, a New York banking corporation, as trustee ("Trustee"), in favor of Foothill Capital Corporation, a California corporation ("Foothill"), with reference to the following facts:

                  A. Obligor is the owner of the real property described in Exhibit "A" attached hereto and incorporated herein by this reference (collectively, the "Property").

                  B. Obligor has executed, or is about to execute, that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of December 6, 2001 for the benefit of Trustee (as modified from time to time, the "Junior Deed of Trust"), encumbering the Property and recorded December __, 2001 as Instrument No. ____________________ in the Official Records of the County of Tunica, State of Mississippi. The Junior Deed of Trust secures various obligation more particularly described therein, including without limitation, Obligor's obligations to Trustee under that certain Indenture of even date herewith between Majestic Investor Holdings, LLC, a Delaware limited liability company ("Parent"), Majestic Investor Holdings Corp., a Delaware corporation (together with Parent, the "Issuers"), Trustee and certain Subsidiary Guarantors (as defined in the Indenture) (as modified from time to time, the "Indenture") with respect to a loan ("Trustee's Loan") to Issuers. The Junior Deed of Trust, together with all other security documents now or hereafter executed by Obligor as security for Trustee's Loan (each as modified from time to time) are collectively referred to herein as the "Junior Security Documents." The Indenture, the Junior Security Documents, and any other documents heretofore or hereafter executed with or in favor of Trustee with respect to Trustee's Loan, are collectively referred to herein as the "Junior Loan Documents."


                                       1.

                  C. Obligor has executed, or is about to execute, that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of December 6, 2001 for the benefit of Foothill (as modified from time to time, the "Senior Deed of Trust"), encumbering the Property and recorded on December __, 2001 as Instrument No. ____________________ in the Official Records of the County of Tunica, State of Mississippi. The Senior Deed of Trust secures various obligations more particularly described therein, including without limitation Obligor's obligations to Foothill under that certain Loan and Security Agreement of even date herewith between Parent, Obligor, Barden Colorado Gaming, LLC, a Colorado limited liability company ("BCG"), Barden Nevada Gaming, LLC, a Nevada limited liability company ("BNG") (Parent, Obligor, BCG and BNG are referred to hereinafter individually and collectively, jointly and severally, as the "Borrowers"), and Foothill (as modified from time to time, "Foothill's Loan Agreement") with respect to a loan ("Foothill's Loan") to Borrowers. The Senior Deed of Trust, together with all other security documents now or hereafter executed by the Borrowers as security for Foothill's Loan (each as modified from time to time) are collectively referred to herein as the "Senior Security Documents." Foothill's Loan Agreement, the Senior Security Documents, and any other documents included within the definition of "Loan Documents" under Foothill's Loan Agreement, are collectively referred to herein as the "Senior Loan Documents."

                  D. Trustee and Foothill have executed, or are about to execute, that certain Intercreditor Agreement dated as of December 6, 2001 (the "Intercreditor Agreement"), concerning their respective rights with respect to the priority of their respective security interests in and liens on the Property and other now owned and hereafter acquired assets of Obligor as described in the Junior Loan Documents and Senior Loan Documents. Pursuant to the terms and conditions of the Intercreditor Agreement, it is a condition precedent to the making of Foothill's Loan that the Senior Deed of Trust and Senior Loan Documents shall be and remain a lien upon the Property prior to the lien of the Junior Deed of Trust and the Junior Loan Documents.

                  E. In order to induce the Foothill to make certain financial accommodations to Borrowers, subject to the terms of the Intercreditor Agreement, Trustee is willing to have the Senior Deed of Trust constitute a lien, claim and charge upon the Property unconditionally prior and superior to the lien, claim and charge of the Junior Deed of Trust.

                  F. Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth for them in the Intercreditor Agreement.

                  In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foothill, Trustee and Obligor hereby agree as hereinafter provided:

                  1. Pursuant to the terms and conditions of the Intercreditor Agreement, the liens and charges in favor of Foothill under the Senior Deed of Trust and the other Senior Loan Documents, and any renewals and extensions, amendments and other modifications thereof, whether relating to real property, fixtures, personal property or any combination thereof, shall unconditionally be and remain at all times a lien or charge on the Property (and all other property, rights and assets of Obligor which are encumbered by both the Senior Loan Documents and the Junior Loan Documents) prior and superior to the lien and charge of the Junior Deed of Trust and the other Junior Loan


                                       2.

Documents. Notwithstanding any provision contained herein, the subordination of the Junior Deed of Trust provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Issuers or any of the Subsidiary Guarantors.

                  2. If there is a conflict between the terms and conditions of this Agreement and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control.

                  3. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. This Agreement is governed by the laws of the State of New York without regard to the choice of law rules of that state.

                  4. This Agreement may be executed in counterparts, each of which shall constitute an original of this Agreement, and all of which together shall collectively constitute one fully executed Agreement.

                  5. Any amendment, modification or addition to this Agreement shall be made in writing executed by the parties hereto, and neither party shall be bound by any oral modifications.

                  6. If any party shall bring an action or proceeding (including, without limitation, any cross-complaint, counter-claim, third-party claim or arbitration proceeding) against the other party by reason of the alleged breach or violation of any provision hereof, or for the enforcement of any provision hereof, or to interpret any provision hereof, or otherwise arising out of this Agreement, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of such action or proceeding, including, but not limited to, its actual attorneys' fees, which shall be payable by the non-prevailing party whether or not such action or proceeding is prosecuted to judgment or award. For the purposes of this Agreement, the term "attorneys' fees" shall mean the fees and expenses of counsel to the parties hereto, which may include fees incurred with respect to post-judgment motions, contempt proceedings, garnishment, levy, debtor and third-party examinations, discovery, bankruptcy, litigation, and may include expenses such as printing, photostating, duplicating, facsimiles, filing fees, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, all of which shall be deemed to have accrued upon the commencement of such action. As used in this Section 6, the term "prevailing party" shall mean the party who receives substantially the relief desired whether by summary judgment, dismissal or otherwise.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.



                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                "Trustee"

                                THE BANK OF NEW YORK,
                                a New York banking corporation, as trustee


                                By:    /s/ Robert A. Massimillo
                                       ------------------------
                                Name:  Robert A. Massimillo
                                       ------------------------
                                Title: Vice President
                                       ------------------------


                                "Foothill"

                                FOOTHILL CAPITAL CORPORATION,
                                a California Corporation


                                By:    /s/ Kevin M. Coyle
                                       ------------------------
                                Name:  Kevin M. Coyle
                                       ------------------------
                                Title: Sr. Vice President
                                       ------------------------


                                "Obligor"

                                BARDEN MISSISSIPPI GAMING,
                                LLC, a Mississippi limited
                                liability company.


                                By:    /s/ Michael E. Kelly
                                       ------------------------
                                Name:  Michael E. Kelly
                                       ------------------------
                                Title:
                                       ------------------------

STATE OF NEW YORK       )
                        )ss:
COUNTY OF BRONX         )

                  On this 6th day of December, A.D., 2001 before me, a Notary Public in and for the State of New York, personally appeared Robert A. Massimillo, to me personally known, who being by me duly sworn did say that the person is (a) Vice President of The Bank of New York, a New York banking corporation, executing the foregoing instrument, that the instrument was signed on behalf of the said corporation by authority of the limited liability company and the said Robert A. Massimillo acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.



                  /s/ William J. Cassels
                  ----------------------

                                          Notary Public in the State of
                                                                        --------

                                          [SEAL]

STATE OF CALIFORNIA          )
                             )ss:
COUNTY OF LOS ANGELES        )

                  On this 6th day of December, A.D., 2001 before me, a Notary Public in and for the State of California, personally appeared Kevin M. Coyle, to me personally known, who being by me duly sworn did say that the person is a Sr. Vice President of Barden Mississippi Gaming, LLC, a Mississippi limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the said limited liability company by authority of the limited liability company and the said Notary acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.



                  /s/ Linda Karen Williams
                  ------------------------
                                            Notary Public in the State of
                                                                         -------

[SEAL]

STATE OF CALIFORNIA          )
                             )ss:
COUNTY OF LOS ANGELES        )

                  On December 6, 2001 before me, Maria Sandoval, Notary Public, personally appeared Michel E. Kelly, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal


/s/ Maria Sandoval                     [SEAL]
------------------

                                    Exhibit A

TRACT 1

A tract of land situated in Sections Nine (9) and Ten (10), Township Three (3) South, Range Eleven (11) West, Tunica County, Mississippi and more particularly described as follows:

Commencing from a railroad spike set in Commerce Road, said railroad spike represents the Southeast corner of Section Fifteen (15), Township Three (3) South, Range Eleven (11) West, Tunica County, Mississippi; thence North 90 degrees, 00 minutes, 00 seconds West for 4,203.48 feet to a point; thence North 0 degrees, 00 minutes, 00 seconds East for 7,728.13 feet to the Point of Beginning of Tract 1 herein described; thence
South 74 degrees, 23 minutes, 00 seconds West for 4,642.00 feet to a point on the existing slope of the Mississippi River Commerce Trenchfill Revetment Project (Said slope being on the Southern or Eastern side of the Mississippi River); thence
North 59 degrees, 14 minutes, 00 seconds East along the said existing slope for 2,549.00 feet to a point; thence
North 55 degrees, 32 minutes, 00 seconds East along and continuing along the said existing slope for 1,751.00 feet to a point; thence
North 53 degrees, 49 minutes, 00 seconds East and continuing along the said existing slope for 1,049.03 feet to a point; thence
South 45 degrees, 17 minutes, 48 seconds East for 2,112.63 feet to a found concrete monument representing the center of Section Ten (10), Township Three
(3) South, Range Eleven (11) West, Tunica County, Mississippi; thence
North 89 degrees, 42 minutes, 12 seconds East for 122.36 feet to a point; thence South 40 degrees, 18 minutes, 00 seconds West for 360.83 feet to a point; thence South 54 degrees, 09 minutes, 00 seconds West for 693.00 feet to a point; thence South 69 degrees, 05 minutes, 00 seconds West for 335.00 feet to a point; thence North 67 degrees, 14 minutes, 00 seconds West for 214.00 feet to a point; thence North 29 degrees, 55 minutes, 00 seconds West for 570.00 feet to the said point of beginning;

LESS AND EXCEPT:

Being part of the lot owned by Fitzgeralds Casino/Hotel in Sections Nine (9) and Ten (10) of Township Three (3) South, Range Eleven 91) West, in Tunica County, Mississippi and being more particularly described as follows:

Commencing at a railroad spike on the North edge of Commerce Road, said railroad spike represents the Southeast corner of Section Fifteen (15), Township Three
(3) South, Range Eleven (11) West, in Tunica

County Mississippi; thence North 90 degrees 00 minutes 00 seconds West a distance of 4,203.48 feet to a point; thence North 00 degrees 00 minutes 00 seconds East a distance of 7,728.13 feet to a point, said point being on the North line of the Yazoo-Mississippi Delta Levee District (D.B. M-4, Pg. 280); thence along said North line South 74 degrees 23 minutes 00 seconds West a distance of 208.74 feet to the point of beginning; thence continuing along said North line South 74 degrees 23 minutes 00 seconds West a distance of 4,433.27 feet to a point, said point being on the South line of the Mississippi River Commerce Trenchfill Revetment Project (D.B. K-4, Pg. 360); thence along said South line North 59 degrees 14 minutes 00 seconds East a distance of 2,549.01 feet to a point; thence continuing along said South line North 55 degrees 32 minutes 00 seconds East a distance of 1,751.00 feet to a point; thence continuing along said South line North 53 degrees 49 minutes 00 seconds East a distance of 105.76 feet to a point; thence South 10 degrees 47 minutes 00 seconds West a distance of 643.00 feet to a point; thence South 13 degrees 47 minutes 36 seconds East a distance of 453.58 feet to a point; thence South 80 degrees 44 minutes 19 seconds East a distance of 569.96 feet to the Point of Beginning.

AND LESS AND EXCEPT:

Commencing at a railroad spike on the North edge of Commerce Road, said railroad spike represents the Southeast corner of Section Fifteen (15), Township Three
(3) South, Range Eleven (11) West, in Tunica County, Mississippi; thence North 90 degrees 00 minutes 00 seconds West a distance of 4,203.48 feet to a point; thence North 00 degrees 00 minutes 00 seconds East distance of 7,728.13 feet to a point, said point being on the North line of the Yazoo-Mississippi Delta Levee District (D.B.M-4 Pg. 280); thence South 29 degrees 55 minutes 00 seconds East a distance of 50.04 feet to the Point of Beginning; thence North 54 degrees 19 minutes 52 seconds East a distance of 1,001.45 feet to a point; thence South 40 degrees 00 minutes 36 seconds East a distance of 785.09 feet to a point; thence South 54 degrees 09 minutes 00 seconds West a distance of 677.02 feet to a point thence South 69 degrees 05 minutes 00 seconds West a distance of 335.00 feet to a point; thence North 67 degrees 14 minutes 00 seconds West a distance of 214.00 feet to a point; thence North 29 degrees 55 minutes 00 seconds West a distance of 519.96 feet to the Point of Beginning.

AND LESS AND EXCEPT:

Being a 168.78' wide strip of land for roadway right of way purposes being entirely within the Fitzgeralds Mississippi, Inc. property as recorded in Deed Book 15-251 in the Tunica County Clerk's Office, City of Tunica, Tunica county, State of Mississippi, said portion and property being within Section 10, Township 3 South, Range 11 West, Tunica County, State of Mississippi, said portion of land being more particularly described as follows:

Commencing at a point being the southeast corner of the Fitzgeralds Mississippi, Inc. property as recorded in Deed Book 15-251 in the Tunica County Clerk's Office, City of Tunica, Tunica County, State of Mississippi, said point being the southwest corner of the First Tennessee Bank, N.A. property as recorded in Deed Book V4-132 in said Clerk's Office,, said point also being on the north right of way line of the Yazoo-Mississippi Delta Levee Board property; thence along said north line of the Yazoo-Mississippi Delta Levee Board property being common with the south line of said Fitzgeralds Mississippi,

Inc. property, South 50 degrees 18 minutes 00 seconds West a distance of 210.67' to a point, said point being the northeast corner of an existing levee crossing easement, said point also being (North 00 degrees 14 minutes 36 seconds West a distance of 2503.61'; thence South 89 degrees 45 minutes 24 seconds West a distance of 2,699.14' from the southeast corner of Section 10, Township 3 South, Range 11 West), said point also being the TRUE POINT OF BEGINNING; thence continuing along said north line of the Yazoo-Mississippi Delta Levee Board property being common with said north line of an existing levee crossing easement and being common with said south line of the Fitzgeralds Mississippi, Inc. property; thence continuing along said north line of the Yazoo-Mississippi Delta Levee Board property, said north line of an existing levee crossing easement and said south line of the Fitzgeralds Mississippi, Inc. property, South 50 degrees 18 minutes 00 seconds West a distance of 145.25' to an angle point in said north line of the Yazoo-Mississippi Delta Levee Board property, said north line of an existing levee crossing easement and said south line of the Fitzgeralds Mississippi, Inc. property, South 54 degrees 09 minutes 00 seconds West a distance of 26.66' to the northwest corner of said existing levee crossing easement; thence departing from said north line of the Yazoo-Mississippi Delta Levee Board property, said north line of an existing levee crossing easement and said south line of the Fitzgerald's Mississippi, Inc. property in a northwesterly direction along the arc of a non-tangent curve to the right having a radius of 1036.48' (Long Chord = North 26 degrees 11 minutes 44 seconds West, 107.80') an arc distance of 107.85' to a point; thence North 23 degrees 12 minutes 53 seconds West a distance of 199.43' to a point of curvature; thence in a northwesterly direction along the arc of a curve to the left having a radius of 163.52' (Long Chord = North 36 degrees 51 minutes 42 seconds West, 77.16') an arc distance of 77.90' to appoint; thence North 50 degrees 30 minutes 31 seconds West a distance of 509.68' to a point of curvature; thence in a northwesterly direction along the arc of a curve to the left having a radius of 138.51' (Long Chord = North 65 degrees 11 minutes 55 seconds West, 70.26') an arc distance of 71.03; to a point; thence in a non-tangent direction, North 10 degrees 06 minutes 41 seconds East a distance of 168.78' to a point of non-tangent curvature; thence in a southeasterly direction along the arc of a curve to the right having a radius of 307.30' (Long Chord = South 65 degrees 11 minutes 55 seconds East, 155.86') an arc distance of 157.58' to a point; thence South 50 degrees 30 minutes 31 seconds East a distance of 509.68' to a point of curvature; thence in a southeasterly direction along the arc of a curve to the right having a radius of 332.30' (Long Chord = South 36 degrees 51 minutes 42 seconds East 156.81') an arc distance of 158.30' to a pint; thence South 23 degrees 51 minutes 42 seconds East,156.81') an arc distance of 158.30' to a point; thence South 23 degrees 12 minutes 53 seconds East a distance of 199.43' to a point of curvature; thence in a southeasterly direction along the arc of a curve to the left having a radius of 867.70' (Long Chord = South 25 degrees 13 minutes 02 seconds East, 60.04') an arc distance of 60.65' to the TRUE POINT OF BEGINNING.

THE ABOVE LEGAL DESCRIPTION (WITH THREE EXCEPTIONS NOTED ABOVE) IS ALSO DESCRIBED AS:

Being all that property conveyed to Fitzgeralds Mississippi, Inc. as recorded in Deed Book 15, Page 251 at the Tunica County Register's Office, City of Tunica, State of Mississippi, said property being contained entirely within portions of Section Ten (10), Township 3 South, Range 11 West, Tunica County, State of Mississippi, excepting that property having been conveyed to Tunica County, Mississippi as being a portion of Fitzgerald's Boulevard per Book 78, page 011 and all that property having been conveyed to said Tunica County, Mississippi per Deed Book Z5, page 478 (Tract 1, Part "A" and Tract 2, Part "B") in said Register's Office, the remainder of said Fitzgeralds Mississippi, Inc. property being more particularly described as follows:

Commencing at a found iron pin accepted as representing the Southeast Corner of
Section 10, Township 3 South, Range 11 West, Tunica County, State of Mississippi; thence along the East line of said Section 10, North 00 degrees 15 minutes 51 seconds East a distance of 2503.61' to a point; thence departing from said East line, North 89 degrees 44 minutes 09 seconds West a distance of 2699.14' to a found iron pin accepted as representing the intersection of the northeast corner of an Easement for High Volume Crossing per Deed Book B5-354 in the Tunica County Register's Office, Tunica County, State of Mississippi with the northeast right of way line of the Yazoo-Mississippi Delta Levee Board property as recorded in Deed Book M4, Page 280 at said Register's Office; thence North 17 degrees 01 minutes 06 seconds East a distance of 139.70' to a found concrete monument accepted as representing the Center of said Section 10, said concrete monument being the TRUE POINT OF BEGINNING; thence along the South line of the Northeast Quarter of said Section 10, South 89 degrees 47 minutes 21 seconds East a distance of 122.39' to a found iron pin accepted as representing the intersection of said South line of the Northeast Quarter with said northwest right of way line of the Yazoo-Mississippi Delta Levee Board property; thence departing from said South line of the Northeast Quarter along said northwest right of way line of the Yazoo-Mississippi Delta Levee Board property, South 50 degrees 48 minutes 27 seconds West a distance of 210.67' to the southeast corner of the Fitzgerald's Boulevard right of way as described in Deed Book 78, page 11 in said Register's Office; thence along the northeast right of way line of said Fitzgerald's Boulevard along the arc of a curve to the right having a radius of 867.70' (Long Chord = North 24 degrees 42 minutes 35 seconds West, 60.64') an arc distance of 60.65' to a point; thence continuing along said northeast right of way line, North 22 degrees 42 minutes 26 seconds West a distance of 199.43' to a point of curvature; thence continuing along said northeast right of way line along the arc of a curve to the left having a radius of 332.30 (Long Chord = North 36 degrees 21 minutes 15 seconds West, 156.81') an arc distance of 158.30' to a point; thence continuing along said northeast right of way line, North 50 degrees 00 minutes 04 seconds West a distance of 509.68' to a point of curvature; thence continuing along northeast right of way line along the arc of a curve to the left having a radius of 307.30' (Long Chord = North 64 degrees 41 minutes 28 seconds West, 155.86') an arc distance of 157.58' to a point; thence South 10 degrees 37 minutes 08 seconds West a distance of 168.78' to a point of non-tangent curvature; thence along the southwest right of way line of said Fitzgerald's Boulevard along the arc of a curve to the right having a radius of 138.52' (Long Chord = South 64 degrees 41 minutes 28 seconds East, 70.26') an arc distance of 71.03' to a point; thence continuing along said southwest right of way line, South 50 degrees 00 minutes 04 seconds East a distance of 509.68' to a point of curvature; thence continuing along said southwest right of way line along the arc of a curve to the right having a radius of 163.52' (Long Chord = South 36 degrees 21 minutes 15 seconds East, 77.16') an arc distance of 77.90' to a point; thence continuing along said southwest right of way line, South 22 degrees 42 minutes 26 seconds East a distance of 199.43' to a point of curvature; thence continuing along said southwest right of way line along the arc of a curve to the left having a radius of 1036.48' (Long Chord = South 24 degrees 54 minutes 01 seconds East, 79.33') an arc distance of 79.35' to a point on the east line of the Tunica County, Mississippi property (Tract 2, Area "B") as described in Deed Book Z5-478 in said Register's Office; thence departing from said southwest right of way line of Fitzgeralds Boulevard, North

39 degrees 30 minutes 09 seconds West a distance of 756.42' to the northeast corner (set iron pin) of said Tunica County, Mississippi property; thence South 54 degrees 50 minutes 19 seconds West a distance of 1001.45' to the northwest corner (set iron pin) of said Tunica County, Mississippi property being on said northwest right of way line of the Yazoo-Mississippi Delta Levee Board property; thence along said northwest right of way line of the Yazoo-Mississippi Delta Levee Board property, North 29 degrees 24 minutes 33 seconds West a distance of 50.06' to an angle point in said Yazoo-Mississippi Delta Levee Board property (found iron pin 0.30' North); thence continuing along said northwest right of way line of the Yazoo-Mississippi Delta Levee Board property South 74 degrees 53 minutes 27 seconds West a distance of 208.77' to the southeast corner of the Tunica County, Mississippi property as recorded in Deed Book Z5-478 (Tract 1, Part "A") in said Register's Office; thence departing from said northwest right of way line of the Yazoo-Mississippi Delta Levee Board property; North 80 degrees 13 minutes 52 seconds West a distance of 569.95' to a point (set iron pin); thence North 13 degrees 17 minutes 09 seconds West a distance of 453.58' to a point (set iron pin); thence North 11 degrees 17 minutes 27 seconds East a distance of 643.00' to a point on the existing slope of the Mississippi River Commerce Trenchfill Revetment Project (said slope being on the southeasterly side of the Mississippi River), said point being on the south line of a Channel Improvement Easement to the United States of America as recorded in Deed Book K4, page 360, Tract 101E-2 in said Register's Office; thence along said south line of said Channel Improvement Easement, North 54 degrees 19 minutes 27 seconds East a distance of 943.26' to a point, said point intersecting with a line being at a 45 degree counterclockwise angle with the East line of the Northwest Quarter of said Section 10 from said found concrete monument accepted as representing the Center of said Section 10 as defined in Deed Book J4, page 85 in said Register's Office; thence along said line being at a 45 degree counterclockwise angle with the East line of the Northwest Quarter of said
Section 10 from said found concrete monument accepted as representing the Center of said Section 10, South 44 degrees 47 minutes 21 seconds East a distance of 2112.63' (passing a found iron pin at 50.06') to the TRUE POINT OF BEGINNING.


TRACT 3

Commencing from an iron pin representing the Northeast corner of Section Fourteen (14), Township Three (3) South, Range Eleven (11) West, Tunica County, Mississippi, thence South 00 degrees 11 minutes 18 seconds East for a distance of 5,204.40 feet to a point on the Northern right of way line of Casino Strip Blvd. (Old Commerce Road) (said line being 105 feet North and parallel with the South line of Section Fourteen (14), Township Three (3) South, Range Eleven (11) West, Tunica County, Mississippi; thence South 89 degrees 58 minutes 28 seconds West along said Northern right of way line a distance of 1,024.98 feet to the Southeast corner and point of beginning of the tract herein described.

Thence South 89 degrees 58 minutes 28 seconds West along said Northern right of way line a distance of 400 feet to a point on the East right of way line of Treasure Bay Road, not known as Fitzgerald Boulevard (120 feet in width); thence North 00 degrees West a distance of 400 feet along the East of said Fitzgerald Boulevard a distance of 400 feet to the Northwest corner of the tract herein described; thence North 89 degrees 58 minutes 28 seconds East, parallel with the aforesaid northern right of way line of

Casino Strip Boulevard a distance of 400 feet to the Northeast corner of the herein described tract; thence South 00 degrees East and parallel with the East line of Fitzgerald Boulevard a distance of 400 feet to the point of beginning of the herein described tract.

THE ABOVE LEGAL DESCRIPTION IS ALSO DESCRIBED AS:

Being all that property conveyed to Fitzgeralds Mississippi, Inc., a Mississippi Corporation as recorded in Deed Book R5, Page 464 at the Tunica County Register's Office, City of Tunica, Tunica County, State of Mississippi, said property being located at the northeast corner of the Fitzgeralds Boulevard and Casino Strip Boulevard intersection and being entirely within a portion of the Southeast Quarter of Section 14, Township 3 South, Range 11 West, Tunica County, State of Mississippi and being more particularly described as follows:

Commencing at a found cotton picker spindle accepted as representing the Southeast corner of Section 14, Township 3 South, Range 11 West, Tunica County, State of Mississippi; thence along the South Line of said Section 14, South 89 degrees 58 minutes 28 seconds West a distance of 1025.09' to a point, said point being North 89 degrees 58 minutes 28 seconds East a distance of 4,255.15' along said South line of Section 14 from a found PK-nail accepted as representing the Southwest corner of said Section 14; thence departing from and perpendicular to said South line of Section 14, North 00 degrees 01 minutes 32 seconds West a distance of 105.00' to a point (set iron pin) on the north right of way line of Casino Strip Boulevard as recorded in Deed Book B5, Page 190 at the Tunica County Register's Office, City of Tunica, Tunica County, State of Mississippi, said point being common with the southwest corner of the Mid-South Mortgage Company property as recorded in Deed Book C5, Page 277, Tract II at said Register's Office, said point also being the TRUE POINT OF BEGINNING; thence along said north right of way line of Casino Strip Boulevard being 105' north of and parallel with said South line of Section 14; South 89 degrees 58 minutes 28 seconds West a distance of 400.00' to a point (set iron pin) on the east right of way line of Fitzgeralds Boulevard (120' R.O.W.) as dedicated to Tunica County and recorded in Book 72, Page 421 in said Register's Office; thence departing from said north right of way line of Casino Strip Boulevard along said east right of way line of Fitzgeralds Boulevard, North 00 degrees 01 minutes 18 seconds West a distance of 400.00' to a point (set iron pin); thence departing from said east right of way line of Fitzgeralds Boulevard along a line being parallel with said north right of way line of Casino Strip Boulevard, north 89 degrees 58 minutes 28 seconds East a distance of 400.00' to a point (set iron pin); thence along a line being parallel with said east right of way line of Fitzgeralds Boulevard, South 00 degrees 01 minutes 18 seconds East a distance of 400.00' to said TRUE POINT OF BEGINNING.